UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

On November 2, 2022, Sonnet BioTherapeutics Holdings, Inc. (the “Company” or “Sonnet”) issued a press release announcing that the safety of SON-1010 dosing in several cohorts has been formally reviewed in both Phase 1 clinical trials and that dose escalation is continuing as early data becomes available, among other clinical updates. A copy of the press release is attached hereto as Exhibit 99.1. In addition, the Company used the slides attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On November 2, 2022, Sonnet BioTherapeutics Holdings, Inc. (the “Company” or “Sonnet”) announced that the safety of SON-1010 dosing in several cohorts has been formally reviewed in both Phase 1 clinical trials and that dose escalation is continuing as early data becomes available. SON-1010 is a proprietary version of human interleukin-12 (IL-12), configured using Sonnet’s Fully Human Albumin Binding (FHAB®) platform. SB101 is a multiple-dose trial for adult patients with advanced solid tumors (NCT05352750) that commenced in April and has now started treating the fourth dose cohort. SB102 is a single-ascending dose trial in healthy volunteers (NCT05408572) that started in July and is dosing the third cohort. Safety Review Committees found no safety concerns and approved advancing to the next higher dose levels for both studies.

The clinical dose-escalation strategy was developed based on the ability to use this non-cytotoxic drug in a single-ascending dose (SAD) study in healthy volunteers to rapidly provide clean PK/PD data without interpretation challenges from prior cancer treatment effects. The initial safety and PD data are being used to evaluate the immune response to SON-1010 and predict the effect of further dose escalation. IL-12 has been shown to stimulate the production of interferon-gamma (IFNγ), which is necessary for its antitumor effects. Sonnet is using the known protective effects of IL-12 dose timing to minimize toxicity and extend the maximum tolerated dose (MTD).

The adverse events have generally been mild/moderate, transient in nature, and have all been tolerable. In addition, they have been less numerous and less intense with subsequent doses. Acute inflammation in both studies was assessed with a Luminex bead assay for multiple cytokine analytes. IL-12p70 (used to measure SON-1010 concentration) was readily quantified and demonstrated extended pharmacokinetics. The resulting increase in IFNγ (showing an IL-12 effect and potential for tumor control) was dose-related, controlled, and prolonged. There was minimal/no signal for IL-1β, IL-6, IL-8, or TNFα and no indication of cytokine release syndrome (CRS). IL-10 was also induced at a low level, as expected. Even though these patients with advanced solid tumors have been heavily pretreated and many had actively progressive disease at study entry, all but one patient remain on study.

Of the 6 patients from the first two cohorts evaluable for follow-up at this latest cutoff, 5 of the 6 had stable disease at the first follow-up scan, with one patient progressing who is now off study. As of the most recent scan, 2 of the 5 stable disease patients remain stable, while the others had tumor growth that may simply represent tumor inflammation or unconfirmed progression. One patient with endometrial stromal sarcoma who was progressing at study entry now has evidence of improvement after 6 months on SON-1010 with smaller tumors and complete resolution of her ascites.

About SON-1010

SON-1010 is a candidate immunotherapeutic recombinant drug that links unmodified single-chain human IL-12 with the albumin-binding domain of the single-chain antibody fragment A10m3. This was selected to bind both at normal pH, as well as at an acidic pH typically found in the TME. The FHAB technology targets tumor and lymphatic tissue, providing a mechanism for dose sparing and an opportunity to improve the safety and efficacy profile of not only IL-12, but a variety of potent immunomodulators using the platform. Interleukin-12 can orchestrate a robust immune response to many cancers and pathogens. Given the types of proteins induced in the TME, such as the Secreted Protein and Rich in Cysteine (SPARC) and glycoprotein 60 (GP60), several types of cancer such as non-small cell lung cancer, melanoma, head and neck cancer, sarcoma, and some gynecological cancers are particularly relevant for this approach. SON-1010 is designed to deliver IL-12 to local tumor tissue, turning ‘cold’ tumors ‘hot’ by stimulating IFNγ, which activates innate and adaptive immune cells and increases the production of Programed Death Ligand 1 (PD-L1) on tumor cells.

About the SB101 Phase 1 Trial

This first-in-human study is primarily designed to evaluate the safety of multiple ascending doses of SON-1010 in cancer patients and will be conducted at several sites across the United States. While the optimal dose is unknown at this stage, the potential to target tumors, the extended PK mechanism and our preclinical data suggest the therapeutic dose may be lower compared to native human IL-12. The study, utilizing a standard 3+3 oncology design in at least five cohorts, should establish the MTD and the recommended Phase 2 dose (RP2D) using monthly subcutaneous injections of SON-1010. The primary endpoint explores the safety and tolerability of SON-1010, with key secondary endpoints intended to measure pharmacokinetics (PK), pharmacodynamics (PD), immunogenicity, and anti-tumor activity. This study will form the basis for potential combinations with other types of immunotherapies and the future development of bispecific candidates using the FHAB platform.

About the SB102 Phase 1 Trial

The SB102 study is designed to robustly evaluate the safety, PK and PD of single ascending doses of SON-1010, using larger groups of healthy volunteers, and is being conducted at a single site in Australia. The study is done in a blinded fashion, comparing a single dose of SON-1010 to placebo utilizing five cohorts. Both PK and PD will be closely followed during dose escalation in this double-blind, placebo-controlled study, along with an assessment of the cellular immune responses at each dose using sophisticated fluorescence activated cell sorting (FACS) analysis. The primary endpoint explores the safety and tolerability of SON-1010, with key secondary endpoints intended to measure PK, PD, and immunogenicity.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the success of the Company’s clinical and preclinical activities and uncertainties and factors detailed in the Company’s filings with the SEC, including in the Company’s Annual Report for the year ended September 30, 2021 on Form 10-K, which was filed with the SEC. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated November 2, 2022
99.2	Presentation, dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
a Delaware corporation
(Registrant)

Date: November 2, 2022	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer